Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-21393, 33-53565, 333-78631, 333-78633, 333-70758, 333-70772, 333-146673, 333-152552, 333-133073, 333-158285, 333-165567, 333-188342, 333-217723 and 333-225111) of The Brink’s Company of our report dated 9 July 2020 relating to the combined carve-out financial statements of CashCo, which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP
London, United Kingdom
10 July 2020